Ex 10.12

GUARANTY FEE AGREEMENT

THIS GUARANTY FEE AGREEMENT (the “Agreement”) is made as of June 22, 2015 (the “Effective Date”), by and between Jonathan P. Carroll (“Guarantor”) and Lazarus Refining & Marketing, LLC, a Delaware limited liability company (“LRM”).  Guarantor and LRM are sometimes referred to herein as the "Parties".

WHEREAS, LRM entered into a Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) dated May 2, 2014, with Sovereign Bank (“Lender”) as evidenced by that certain Promissory Note (the “2014 Note”) of even date with the Loan and Security Agreement, in the original principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00); and

WHEREAS, LRM entered into a Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated June 22, 2015, with Sovereign Bank (“Lender”) as evidenced by that certain Promissory Note (the “2015 Note”) of even date with the Loan Agreement, in the original principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00); and

WHEREAS, as a condition precedent to Lender’s obligations to extend credit to LRM under both the Loan and Security Agreement and the Loan Agreement, Lender required the execution and delivery of a guaranty as security for the obligations of LRM under: (i) the Loan and Security Agreement and 2014 Note and (ii) the Loan Agreement and 2015 Note; and

WHEREAS, Guarantor entered into:

(i) a Guaranty Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “2014 Guaranty”) of even date with the Loan and Security Agreement and 2014 Note in favor of Lender to secure LRM’s obligations under the Loan and Security Agreement and 2014 Note; and
(ii) a Guaranty Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “2015 Guaranty”) of even date with the Loan Agreement and 2015 Note in favor of Lender to secure LRM’s obligations under the Loan Agreement and 2015 Note.

NOW, THEREFORE, in consideration of the 2014 Guaranty, the 2015 Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by LRM, the Parties agree as follows:

1.             Payment of Fee.  LRM shall pay Guarantor or assignee a fee in an amount equal to two percent (2.00%) per annum, paid monthly, of the outstanding principal balance owed under both the Loan and Security Agreement and the Loan Agreement (the “Guaranty Fee”).  Amounts payable to Guarantor as the Guaranty Fee shall be paid at the end of each calendar month.

2.             Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Texas without reference to any conflict of law provision.

3.             Counterparts.  This Agreement may be executed in multiple counterparts, including counterparts transmitted by facsimile, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

	LAZARUS REFINING & MARKETING, LLC		JONATHAN P. CARROLL

By:	/s/ TOMMY L. BYRD	By:	/s/ JONATHAN P. CARROLL
	Tommy L. Byrd		Jonathan P. Carroll